Exhibit 99.1

Allegheny Technologies CFO Rich Harshman to Speak at Cowen and Company Aerospace Conference

PITTSBURGH--(BUSINESS WIRE)--February 3, 2010--Allegheny Technologies Incorporated (NYSE: ATI) announced that Richard J. Harshman, Executive Vice President, Finance and Chief Financial Officer, will speak at the Cowen and Company 31st Annual Aerospace/Defense Conference in New York, NY on February 10, 2010. Mr. Harshman’s remarks and presentation slides will be available live at 10:25 a.m. (ET) on Wednesday, February 10, 2010, on ATI’s website www.alleghenytechnologies.com under the “Investors” tab.

The presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Allegheny Technologies' filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Building the World’s Best Specialty Metals Company™

Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues of $3.0 billion during 2009. ATI has approximately 8,500 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, chemical process industry/oil and gas, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, grain-oriented electrical steel, stainless and specialty steels, zirconium, hafnium, and niobium, tungsten materials, and forgings and castings. The Allegheny Technologies website is www.alleghenytechnologies.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004
www.AlleghenyTechnologies.com